Exhibit 10.3

2005 Short Term Cash Incentive Plan
(Effective May 19, 2005)

Subject to the achievement of certain revenue, EBITDA and strategic goals for 2005, the following sets forth the target cash bonus awards for each of the Company’s executive officers.

Executive Officer	Target Payout as a Percentage of Base Salary
Caren L. Mason President and Chief Executive Officer	50%
Mark E. Paiz Chief Operating Officer	35%
Paul E. Landers Senior Vice President, Finance & Administration, Chief Financial Officer and Secretary	35%
Thomas J. Foley Chief Technology Officer	35%